Exhibit 99.1

FOXO TECHNOLOGIES INC. CEO SEAMUS LAGAN PROVIDES YEAR-END REVIEW TO SHAREHOLDERS

WEST PALM BEACH, FL, December 15, 2025 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (OTC: FOXO) (the “Company”), announces Chief Executive Officer Seamus Lagan has provided the following Year-End Review to shareholders:

FOXO Shareholders:

As we rapidly approach year-end, I wanted to reach out to our shareholders to review key milestones of 2025 and preview our go-forward operating and growth strategy. Much of the foundation of the “new” FOXO was created in mid-2024 when the Company acquired both Myrtle Recovery Centers, Inc. and Rennova Community Health, Inc. (including its principal subsidiary, Scott County Community Hospital, Inc.). More recently, we expanded our portfolio of healthcare-related businesses through the acquisition of Vector BioSource, Inc.

Myrtle Recovery Centers

Since opening its doors in August 2023, Myrtle’s first location in Oneida, Tennessee has positioned itself as a leading provider of residential and medically supervised withdrawal treatment services for substance use disorders in greater Tennessee. Key aspects of the business include:

●	Has served patients from 63 of 95 counties in Tennessee since opening
●	Current average daily census of 28 (93% occupancy) compared to average daily census of 7.4 for 2024 (25% occupancy)
●	Patient treatment mix is approximately 85% residential treatment services and 15% medically supervised withdrawal services
●	Projected patient admissions of 550 for 2025 compared to 195 patient admissions in 2024
●	Received numerous local and statewide accolades and has received awards for its community outreach and care model
●	Been awarded funding through the State of Tennessee Opioid Abatement Fund for treatment of uninsured patients in Scott County, Tennessee
●	Working with software developers on a mobile application called “Evana” that seeks to connect Myrtle’s post-discharge patient population with Myrtle care professionals with the goal of monitoring and meeting patient after-care needs. Myrtle expects the application will provide improved patient care and satisfaction after discharge, aid in development of a strong alumni support system as well as increase the overall awareness of Myrtle capabilities in the communities it serves.

With its Oneida facility consistently at capacity and having excess referrals, Myrtle is actively considering other locations to replicate its operating model.

Rennova Community Health (including Scott County Community Hospital)

Scott County Community Hospital, known as Big South Fork Medical Center, is FOXO’s flagship acute care hospital (designated as a Critical Access Hospital) serving Scott County, Tennessee and surrounding communities. The facility offers inpatient (including swing bed) services and outpatient and emergency room services alongside a range of ancillary services such as lab, radiology, pharmacy and respiratory services. Hospital profile:

●	Projected to see over 7,000 ER patients in 2025 in addition to over 3,500 outpatient visits and 300 inpatient stays
●	Recently added swing bed (inpatient) and wound care (inpatient and outpatient) services
●	In-network with all major payors (including Medicare Advantage plans and Tennessee Medicaid managed care plans)

Vector BioSource

We believe our most recent acquisition of Vector BioSource, Inc. (“Vector”) establishes FOXO as a growing player in the pharmaceutical services sector. Vector sources biospecimens (blood, urine) and sells such biospecimens to the biotechnology and pharmaceutical research sectors both in the US and abroad. We expect Vector to generate approximately $1 million of net revenues for 2025 and expect significant growth of the business as we invest capital to build infrastructure, expand markets and secure propriety sources of supply. Moreover, we see significant additional acquisition opportunities in this sector.

Corporate and Growth Outlook

From a corporate perspective, we had an active year where several legacy liabilities were settled for cash or more often with FOXO preferred stock. In addition, we both strengthened and streamlined our corporate management team. Our financials demonstrate:

●	Reported net revenues of approximately $12 million for the nine months ended September 30, 2025 and expect to exceed $15 million in net revenues for the full year ended December 31, 2025
●	Strengthened equity—equity increased from $5.3 million at December 31, 2024 to $20.2 million at September 30, 2025
●	Reduced debt from $10.2 million at December 31, 2024, to $7.1 million at September 30, 2025
●	Settled in full the $2.3 million legacy liability to Smithline
●	Restructured approximately $3.5 million of legacy PIK note debt to preferred stock

We remain optimistic in our operating subsidiaries and are looking intently at augmenting organic growth with acquisitions. In connection with the Company’s acquisition strategy, the Company formed a wholly owned subsidiary, FOXO Acquisition Corporation (“FAC”), that intends to serve as vehicle to make acquisitions and created a new series of preferred stock designated as Series E Cumulative Redeemable Secured Preferred Stock (“Series E Preferred Stock”). The Series E Preferred Stock is not convertible to common stock, is secured by the equity of FAC, has a 2.5% per annum cash dividend and a 5% per annum common stock dividend. Our most recent acquisition, Vector BioSource, Inc., was acquired using the FAC subsidiary and a portion of the acquisition consideration was in the form of Series E Preferred Stock. We intend to list our Series E Preferred Stock with its own trading symbol; however, an eventual listing is not a certainty.

After losing the NYSE American listing of our common stock in the third quarter of 2025 because our minimum share price did not meet the continued listing requirements for NYSE American, we continue to consider options to uplist our common stock to NYSE American or another recognized stock exchange; however, there is no certainty of an eventual uplist. We hope this can be achieved in 2026.

Sincerely,

Seamus Lagan

Chief Executive Officer

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates four key subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for medically supervised withdrawal treatment and residential treatment and outpatient services for MAT and OBOT programs.

Vector BioSource, Inc. is an information, data and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that include words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “estimates,” “may,” “will,” “should,” “could,” or similar expressions, are forward-looking statements. These statements are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151